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                                                                   EXHIBIT 10.23

                          CHANGE OF CONTROL AGREEMENT



     AGREEMENT by and between RF Monolithics, Inc., a Delaware corporation (the "Company"), and _____________ (the "Executive"), dated as of this 27th day of August, 1997.

     WHEREAS, the Company's Board of Directors has determined that it is in the best interests of the Company and its stockholders to reinforce and encourage the continued attention and dedication of certain executive officers of the Company, including the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined in Section 1 below) of the Company; and

     WHEREAS, the Board of Directors believe it imperative to diminish the distraction to the Executive by virtue of the personal uncertainties and risks created by any pending or threatened Change of Control and encourage the Executive's full attention and dedication to the Company in the event of a threatened or pending Change of Control;

     NOW, THEREFORE, in consideration of the above premises and mutual agreements herein set forth, the Company and the Executive agree as follows:

1. DEFINITIONS

     a. "Cause" shall mean (i) the willful breach or habitual neglect of assigned duties related to the Company, including compliance with Company policies; (ii) conviction (including any plea of nolo contendere) of Executive of any felony or crime involving dishonesty; (iii) any act of personal dishonesty knowingly taken by Executive in connection with his responsibilities as an employee and intended to result in personal enrichment of Executive or any other person; (iv) bad faith conduct that is materially detrimental to the Company; (v) inability of Executive to perform Employee's duties due to alcohol or illegal drug use; (vi) the Executive's failure to comply with any legal written directive of the Board of Directors of the Company; or (vii) any act or omission of the Executive which is of substantial detriment to the Company because of the Executive's intentional failure to comply with any statute, rule or regulation, except any act or omission believed by Executive in good faith to have been in or not opposed to the best interest of the Company (without intent of Executive to gain, directly or indirectly, a profit to which Executive was not legally entitled) and except that Cause shall not mean bad judgment or negligence other than habitual neglect of duty.
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     b.   "Change of Control" shall mean:

            i. Any acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 35% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the Board of Directors of the Company (the "Outstanding Voting Securities");

          ii. in connection with or anticipation of any acquisition, merger or reorganization in which individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A of the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          iii. the sale or other disposition of all or substantially all of the assets of the Company.

     c. "Change of Control" shall not mean (i) any acquisition, merger, or reorganization by the Company in which the beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 65% or more of the stockholders of the Company immediately prior to such acquisition, merger, or reorganization of either (A) the Outstanding Common Stock or (B) the Outstanding Voting Securities remains unchanged after such acquisition, merger or reorganization or
(ii) any acquisition, merger, or reorganization by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company.


     d. "Voluntary Resignation" shall mean any termination of Executive's employment with the Company upon such Executive's own initiative, including Executive's retirement, provided, however, that if such Executive's salary, title, duties, or benefits are materially reduced subsequent to or in anticipation of a Change of Control, such resignation by the Executive shall not be deemed a "Voluntary Resignation" for purposes of this Agreement.
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2. CHANGE OF CONTROL

     If, during the term of this Agreement and following a Change of Control, Executive's employment with the Company is terminated by the Company for any reason other than (i) death, (ii) Cause, (iii) illness, accident, or other physical or mental incapacity which prevents Executive from performing his or her duties for more than one hundred and eighty (180) days during any twelve
(12) month period, or (iv) Voluntary Resignation ("Termination"), Executive shall be entitled to receive, subject to applicable Federal, state and/or local taxes and other amounts required by governmental authorities to be withheld or deducted, the payment by the Company within fifteen (15) business days of such Termination of:


          A. An amount equal to the product of (1) the annualized amount of such Executive's highest monthly base salary during the term of this Agreement plus the higher of such Executive's largest annual cash bonuses during the term of this Agreement or the immediately preceding three fiscal years, times (2) the number of years (including any fractional portion thereof in twelfths) between the date of such Executive's Termination and the expiration date of this Agreement; and

          B. An amount equal to twelve (12) month's cost to the Company of the Executive's then-existing employee benefits, including health insurance (including dental and eye care), disability insurance, and life insurance, if any, or, at the Executives option, to be communicated to the Company within fifteen (15) business days of such Termination, the Company shall continue to pay such costs for a period of twelve (12) months.

3. GROSS-UP PAYMENT

     a. In the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive in accordance with Section 2 above (a "Payment) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then the Executive shall be entitled to receive an additional payment (a "Gross-up Payment") in an amount such that, after payment by the Executive of the excise tax imposed by Section 4999 of the Code on the Gross-up Payment, the Executive retains an amount of the Gross-up Payment equal to the excise tax imposed upon the Payment.

     b. The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-up Payment. Such notification shall be given no later than fifteen (15) business days after the receipt by the Executive of such a claim by the Internal Revenue Service.

4. STOCK OPTIONS

     Pursuant to the Company's 1982 Stock Option Plan and 1986 Supplemental Stock Option Plan (collectively, the "Plans") and in the event of Executive's Termination, the Board of Directors or a duly authorized committee thereof shall accelerate vesting of all unvested options previously granted to Executive pursuant to the Plans, such that all such options shall become fully and immediately exercisable upon the Termination Date.
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5. LEGAL EXPENSES

     The Company shall pay all reasonable legal fees and expenses which the Executive may incur as a result of the Company's contesting the validity, enforceability or the Executive's good faith interpretation of, or good faith determinations under, this Agreement; provided, however, that the Company will not pay any legal fees and expenses incurred by the Executive in contesting the termination of the Executive's employment for Cause if, as a result of such contest, it is determined by an arbitrator, mediator, or a court of competent jurisdiction, that the Executive was, in fact, validly terminated for Cause.

6. CONFIDENTIAL INFORMATION; RETURN OF DOCUMENTS

     a. Upon the cessation of the Executive's employment with the Company for any reason, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law, communicate or divulge to anyone or use for the Executive's own account any confidential or proprietary information, data, or knowledge relating to the Company except when required to do so by a court of competent jurisdiction, a governmental agency, or a legislative body.

     b. Upon the cessation of the Executive's employment with the Company for any reason, the Executive, or his heirs or successors, will forthwith deliver and assign to the Company all documents, records, notebooks and repositories of any confidential or proprietary information, data, or knowledge concerning the Company.

     c. The Executive acknowledges that the Company will have no adequate remedy at law if the Executive violates the terms of this Section 6 of this Agreement. In such event, the Company will have the right, in addition to any other rights, to seek injunctive relief to retrain any breach or threatened breach by the Executive and to seek specific enforcement of the terms of Section 6 of this Agreement.

7. NON-COMPETITION

     Executive agrees that during the period of time set forth in Section 2.A. for which he is being compensated for his Termination, Executive shall not directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership, or other entity whatsoever engaged, as a significant portion of the business, in the creation, production, marketing of equipment or services for the low-power wireless, high-frequency timing or telecommunications fields (the "Field") regardless of the physical location of such activities; provided, that nothing shall prevent Executive from owning any outstanding shares of any corporation actively traded on a recognized securities exchange or the Nasdaq Stock Market so long as such ownership does not constitute "control" of such corporation pursuant to Rule 405 of the Securities Act of 1933, as amended (Whether or not combined with any indicia of "control").
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8. EXPIRATION OF AGREEMENT

     a. This Agreement shall terminate, except for any unpaid obligation of the Company hereunder, upon two (2) years from the date of a Change of Control of the Company.

     b. Nothing in this Agreement shall confer upon the Executive any right to continue in the employ of the Company prior to a Change of Control of the Company or shall in any way limit the rights of the Company, which are hereby expressly reserved, to discharge the Executive at any time prior to the date of a Change of Control of the Company for any reason whatsoever, with or without cause; provided, however, that the Company expressly agrees that it shall not discharge the Executive in anticipation of a Change of Control in order to avoid the Company or its successor's obligations under this Agreement.

9. ASSIGNMENT, SUCCESSORS

     a. The Company shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, to expressly and unconditionally assume and agree to perform this Agreement.

     b. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If the Executive dies while any amount are still payable hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there is no such designee, to the Executive's estate.

     c. This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive except by will or the laws of descent and distribution.

10. NOTICE

     For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:




          If to the Company:
          RF Monolithics, Inc.
          4347 Sigma Road
          Dallas, Texas  75244
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          If to the Executive:

          -----------------------

          -----------------------

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11. MISCELLANEOUS

     a.   No provisions of this Agreement may be modified, waived or discharged
except in a writing signed and dated by both parties.   No waiver by either
party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

     b. This Agreement shall be governed and construed in all respects in accordance with the internal laws of the State of Texas (without giving effect to principles of conflicts of laws). All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections.

     c. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     d. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all on the day and year first written above.

EXECUTIVE:                                    RF MONOLITHICS, INC.:


                                              BY:
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Name

                                              TITLE:
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